UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2013

CAMPUS CREST COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)
2100 Rexford Road, Suite 414 Charlotte, North Carolina (Address of principal executive offices)		28211 (Zip Code)
Registrant’s telephone number, including area code: (704) 496-2500

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

Campus Crest Communities, Inc. (the “Company”) is providing the following information to demonstrate that it is in compliance with published policies of Institutional Shareholder Services (“ISS”) concerning disclosure of whether non-audit fees are considered excessive. ISS requested that the Company publish this information in a Form 8-K filing. The following is the information the Company is providing to ISS:

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the years ended December 31, 2012 and 2011:

	Year Ended December 31, 2012	Year Ended December 31, 2011
Audit, Audit-Related and Tax Compliance and Preparation Fees:
Audit Fees	$500,041	$530,850
Audit-Related Fees	—	—
Tax Fees – Tax Compliance and Preparation	202,550	188,695
Total Audit, Audit-Related and Tax Preparation and Compliance Fees	702,591	719,545
Other Non-Audit Fees:
Tax Fees – Other (1)	312,537	18,965
All Other Fees	—	—
Total – Other Non-Audit Fees	312,537	18,965
Total Fees	$1,015,128	$738,510

____________________

(1) Represents services for tax planning, tax advice and consulting.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

Date: April 9, 2013	By:	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr. Executive Vice President, Chief Financial Officer and Secretary